UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Corning Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Corning Incorporated is filing the attached additional materials in support of the Board of Directors’ recommended vote at our 2014 Annual Shareholders Meeting.

March 2014

Investor Relations © Corning Incorporated 2014 2
Forward Looking and Cautionary Statements
Certain statements in this presentation constitute “forward
looking statements” within the meaning of the U.S. Private
Securities Litigation Reform Act of 1995. Such forward looking statements are based on current expectations and involve
certain risks and uncertainties. Actual results might differ from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in the Securities and Exchange Commission filings on the Company and at the end of this presentation.

Investor Relations © Corning Incorporated 2014 3
The World Leader in Specialty Glass and Ceramics
Business Segment Primary Products
Primary Competitors
(Largely Non-US Companies)
Display Technologies
Glass substrates for LCD flat panel
televisions, computer monitors, laptops,
and other consumer electronics
• Asahi Glass Co. Ltd.
• Nippon Electric Glass Co. Ltd.
Environmental Technologies
Ceramic substrates and diesel filters for
emission control systems
• Ibiden Co., Ltd.
• NGK Insulators Ltd.
Optical Communications
Optical fiber, cable, and hardware and
equipment for telephone and Internet
communication networks
• Prysmian Group
• TE Connectivity Ltd.
Life Sciences
Glass and plastic labware, as well as
label-free technology, media, and
reagents for cell culture, genomics, and
bioprocessing applications
• Thermo Fisher Scientific, Inc.
• Life Technologies Corporation
Specialty Materials
Cover glass for consumer electronics,
advanced optics, and specialty glass
solutions for a number of industries
• Asahi Glass Co. Ltd.
• Nippon Electric Glass Co. Ltd.
• Hoya Corp.
• Agilent Technologies, Inc.
Our largest segment – Display Technologies – generated over
70% of our total core net income in 2013

Investor Relations © Corning Incorporated 2014 4
Our Strategic Framework
• Corning is a 163-year old company with a long track record of success. We are driven by our desire to create life-changing innovation. We believe our unique capabilities and culture are a sustainable competitive advantage that can deliver earnings
growth and value to shareholders over long time periods.
• We grow primarily through global innovation. Innovation comes with risks, so we proactively work to bring balance and stability to the company. We participate in diverse markets to reduce our volatility, and we have a conservative financial strategy to offset our relatively high operating leverage. Finally -- and most
importantly -- we always live our values to ensure the trust of all our stakeholders.

Investor Relations © Corning Incorporated 2014 5
The 2013 Say on Pay Vote and Our Response
• Our 2013 Say-on-Pay vote (71%) led us to a comprehensive review of our programs and shareholder outreach effort
• We reached out to over 30 of our largest shareholders, representing more than 40% of our outstanding shares
• Shareholders sent us the following messages during our outreach:
– Explain peer grouping better
– Strengthen and explain the linkage of pay to performance in a down cycle
– Increase the proportion of pay that is performance-based
– Extend performance time horizon for long-term plan
We heard the message from our shareholders and
took decisive action to respond to their concerns

Investor Relations © Corning Incorporated 2014 6
Our Response to the 2013 Say on Pay Vote
Investor Feedback Responsive Program Refinements
Explain Peer Grouping
Clarify the use of a compensation peer group relative
to Corning’s key competitors
• Heightened disclosure of financial performance peers in
addition to compensation benchmark peers
Strengthen Pay for Performance Link in Down
Cycle
• 100% of NEOs’ annual bonus under the annual
Performance Incentive Plan will be capped at 150% of
target (vs. our normal cap of 200% of target) if the
profitability goal is budgeted to be lower than the prior
year’s actual result and TSR for that year is positive
• If TSR is negative for such year, the bonus opportunity
will be capped at 100%
Increase Proportion of Pay that is Performance
Based
• Increased the weighting of Cash Performance Units
(CPUs) from 50 to 60% of LTI opportunity, as of 2014
Longer Performance Periods
Extend the performance time horizon for the long-
term incentive program
• Extended the performance timeline for CPUs to reflect
average performance over three years (vs. the current
one year performance period), based on performance
goals that are set each year

Investor Relations © Corning Incorporated 2014 7
Key Elements of Compensation:
Strengthening Links Between Pay and Performance
Key Pay
Elements
Form of
Compensation
Delivered
Short-Term/Annual Incentives
Performance
Metrics
Long-Term Incentives
Restricted
Stock and
Stock
Options
Performance
Incentive Plan (Cash)
Goal Sharing
(Company-Wide
Unit Plan;
Paid in Cash)
Cash Performance Units
(CPUs)
Weighted Average of
Business Unit Plans
2013:
Each are 25% of
LTI Target
2013:
Net Profit After Tax (NPAT)
(Adj.)
2014:
Core EPS (75%)
and  Core Net Sales Growth
(25%) (Adj.)
2013:
50% of LTI Target;
Based on 50% Operating Cash
Flow (Adjusted) and 50% EPS
(Adj.)
2014:
60% of LTI Target;
Based on 70% Operating Cash
Flow (Adj.) and 30% on Core Net
Sales Growth
2014:
Restricted Stock
25% of LTI Target;
Options 15% of
LTI Target

Investor Relations © Corning Incorporated 2014 8
Performance Metric Goal Setting:
Rigorous and Performance-Based
• CEO target compensation starts at the median of the peer group, moving up or down based on company performance
• Use business-driven, bottom-up and corporate, top-down budgets subject to multiple levels of review in setting meaningful performance metrics on executive compensation
• Use a “flat spot” in our annual incentive plan that is intended to avoid imprudent risk-taking to achieving cliff goals
– The “flat spot” requires targets to be exceeded by a meaningful margin before significantly increasing payouts

Investor Relations © Corning Incorporated 2014 9
Putting Peer Comparisons in Context
• The majority of our businesses do not have unique, identifiable U.S. peers
• Most of our businesses compete with non-U.S. companies, or privately held companies that do not provide comparable executive compensation disclosure
• Direct competitors are not suitable for a compensation peer group because they are non-U.S. and/or much larger companies
• We must look to globally diversified companies or innovation companies in other industries to find companies of similar size and complexity; such companies are good for compensation comparison purposes, but not for direct financial performance comparisons
• Our goal is to position target compensation for our CEO within a competitive range of the peer group median

Investor Relations © Corning Incorporated 2014 10
Distinguishing Compensation Peers and Competitors
Corning Business
Segment
Primary Competitors
(Largely Non-US Companies)
Compensation Peers
Display Technologies
• Asahi Glass Co. Ltd.
• Nippon Electric Glass Co. Ltd.
• Advanced Micro Devices, Inc.
• Agilent Technologies, Inc.
• Applied Materials, Inc.
• BorgWarner, Inc.
• Boston Scientific Corporation
• Broadcom Corporation
• Cummins Inc.
• Danaher Corporation
• Dover Corporation
• Eaton Corporation PLC
• Harris Corporation
• Juniper Networks, Inc.
• Medtronic, Inc.
• Monsanto Company
• Motorola Solutions, Inc.
• NetApp, Inc.
• PPG Industries, Inc.
• Praxair, Inc.
• QUALCOMM, Inc.
• Rockwell Automation, Inc.
• TE Connectivity Limited
• Texas Instruments Incorporated
• Thermo Fisher Scientific, Inc.
Environmental Technologies
• Ibiden Co., Ltd.
• NGK Insulators Ltd.
Optical Communications
• Prysmian Group
• TE Connectivity Ltd.
Life Sciences
• Thermo Fisher Scientific, Inc.
• Life Technologies Corporation
Specialty Materials
• Asahi Glass Co. Ltd.
• Nippon Electric Glass Co. Ltd.
• Hoya Corp.
• Agilent Technologies, Inc.

Investor Relations © Corning Incorporated 2014 11
Distinguishing Compensation Peers and Competitors
Size Metric Corning’s Percent Rank*
Revenue 39%
Market Capitalization 52%
Net Income 78%
Total Assets 83%
Employees 61%
*Based on compensation data in proxy statements filed in 2013.
• Our key competitors are not suitable for a compensation peer group
• We use a mix of complex, globally diversified companies for the compensation peer group
• The compensation peer group is reasonably aligned with Corning in terms of complexity, market value, and financial comparability

Investor Relations © Corning Incorporated 2014 12
Sound Compensation Governance and Risk Management
Thoughtful Oversight and State-of-the-Art Compensation Governance
Board engagement with shareholders and demonstrated responsiveness to input
Mix of cash and equity payouts tied to both short-term financial performance and long-term value creation
Significant share ownership requirements (6x salary for CEO, 3x for other NEOs)
Capped payout levels for annual incentives
Anti-hedging and pledging policies
Clawback policy
Eliminated tax gross-ups
100% independent Compensation Committee with experienced mix of directors
Independent compensation consultant

Appendix A: Performance Comparisons

Display Technologies Segment	Sales (CAGR)		NPAT (CAGR)		Annualized TSR at 12/31/13	
	1 Yr	3 Yr	1 Yr	3 Yr	1 Yr	3 Yr
Corning Incorporated	5%	6%	13%	-18%	45%	-1%
Display Technologies Segment	7%	-4%	1%	-23%	–	–
Asahi Glass Co. Ltd.	11%	1%	-63%	-49%	7%	-8%
Nippon Electric Glass Co. Ltd.	-15%	-14%	N/A	-44%	17%	-20%

Environmental Technologies Segment	Sales (CAGR)		NPAT (CAGR)		Annualized TSR at 12/31/13	
	1 Yr	3 Yr	1 Yr	3 Yr	1 Yr	3 Yr
Corning Incorporated	5%	6%	13%	-18%	45%	-1%
Environmental Technologies Segment	-5%	4%	9%	45%	–	–
Ibiden Co., Ltd.	4%	1%	47%	2%	46%	-7%
NGK Insulators Ltd.	18%	5%	198%	-2%	99%	17%

CORNING |

Investor Relations © Corning Incorporated 2014 14
2013 Financial Performance Peer Group Comparison
• Our largest competitors and most relevant financial performance peers are not U.S. companies. Therefore, the best companies for financial performance comparison purposes are not the same as those in the Compensation Peer Group we use for compensation benchmarking.
• The following tables contains certain financial performance data of Corning and each of our business segments, compared with our largest competitors in each of those segments, including core sales and NPAT compound annual growth rates (“CAGR”). Overall, we performed well in 2013 in each of our business segments. Our performance was particularly strong in our Display Technologies segment, which accounted for more than 70% of our core net income in
2013.

Optical Communications Segment	Sales (CAGR)		NPAT (CAGR)		Annualized TSR at 12/31/13	
	1 Yr	3 Yr	1 Yr	3 Yr	1 Yr	3 Yr
Corning Incorporated	5%	6%	13%	-18%	45%	-1%
Optical Communications Segment	9%	11%	43%	26%	–	–
Prysmian S.p.A.	-7%	17%	-11%	0%	28%	16%
TE Connectivity Ltd.	2%	3%	12%	5%	52%	18%

Life Sciences Segment	Sales (CAGR)		NPAT (CAGR)		Annualized TSR at 12/31/13	
	1 Yr	3 Yr	1 Yr	3 Yr	1 Yr	3 Yr
Corning Incorporated	5%	6%	13%	-18%	45%	-1%
Life Sciences Segment	30%	19%	92%	16%	–	–
Thermo Fisher Scientific, Inc.	1%	3%	15%	10%	55%	11%
Life Technologies Corporation	5%	7%	2%	7%	76%	27%

CORNING

Investor Relations © Corning Incorporated 2014 15 2013 Financial Performance Peer Group Comparison (Cont’d)

Specialty Materials Segment	Sales (CAGR)		NPAT (CAGR)		Annualized TSR at 12/31/13	
	1 Yr	3 Yr	1 Yr	3 Yr	1 Yr	3 Yr
Corning Incorporated	**5%**	**6%**	**13%**	**-18%**	**45%**	**-1%**
Specialty Materials Segment	**-13%**	**26%**	**-2%**	**N/A**	**–**	**–**
Asahi Glass Co. Ltd.	11%	1%	-63%	-49%	7%	-8%
Nippon Electric Glass Co. Ltd.	-15%	-14%	N/A	-44%	17%	-20%
Agilent Technologies, Inc.	-2%	6%	-33%	-2%	41%	12%
Hoya Corp.	12%	-1%	19%	3%	78%	18%

Data Source: CapitalIQ/Bloomberg/Company reports

Corning Incorporated data is derived from core performance measures, which are non-GAAP measures.

NPAT for all competitors is defined by Capital IQ "Net income excl. extra items."

Life Technologies Corporation data is derived from data for the period ending September 30, 2013. Agilent Technologies Inc. data is derived from data for the period ending January 31, 2014.

All data and calculations are in local currency.

N/A indicates CAGR is not applicable due to a loss in the prior comparison period.

CORNING |

Investor Relations © Corning Incorporated 2014 16 2013 Financial Performance Peer Group Comparison (Cont’d)

Investor Relations © Corning Incorporated 2014 17
Forward Looking and Cautionary Statements
This presentation contains “forward-looking statements” (within the meaning of the Private
Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions;
conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and
adverse litigation or regulatory developments. These and other risk factors are detailed in
Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.